NuScale Power Announces Carl Fisher as Chief Operating Officer PORTLAND, Ore.-- NuScale Power Corporation (NYSE:SMR) announced that Carl Fisher will join the company as Chief Operating Officer (COO) beginning July 24, 2023. As COO, Fisher will lead the operations, engineering, project management, quality assurance, information technology, and regulatory affairs functions and report to John Hopkins, NuScale’s President and Chief Executive Officer. “We are very pleased to welcome Carl to our senior leadership team,” said John Hopkins. “His two plus decades of experience in the nuclear industry will be pivotal to NuScale as we advance to the manufacturing phase of our VOYGRTM small modular reactor.” Fisher began his career in the nuclear field in the United States Naval Nuclear Propulsion Program, where he was involved in naval nuclear reactor operations and managed instrumentation and control startup, operations, maintenance, and commissioning activities. He continued his nuclear industry career with Framatome in various management roles in Instrumentation & Control (I&C), Electrical Systems, Hardware and Product Modernizations, Engineering, and Customer Accounts & Government Affairs over a 20-year period. Most recently, Fisher was Vice President of Instrumentation & Control in North America, where he was responsible for the execution and delivery of I&C products and services to North American nuclear customers. During this time, the I&C Business Unit experienced tremendous growth as a Tier 1 supplier of both Safety and Operational Instrumentation and Controls equipment and services to nuclear facilities in the United States, Canada, and Mexico. Prior to that, Fisher led various Framatome business lines, which included Plant Engineering, NSSS Engineering, Electrical Products, Mechanical Products, Commercial Grade Dedication, Qualification & Testing, Inventory Management, the Nuclear Parts Center, Strategic Alliance for FLEX Emergency Response (SAFER), and Cyber Security. Prior to joining Framatome, Fisher’s global experience began with Duke Energy International in Hong Kong, where he managed energy commercial development efforts in Australia, China, Indonesia, Malaysia, New Zealand, Thailand, and the Philippines. Fisher holds a Bachelor of Science degree in Mechanical Engineering from North Carolina State University and a Master’s Degree in Business Administration from Queens University. He is actively engaged at the industry level and currently a member of the Institute of Nuclear Power Operation’s Supplier Participant Advisory Committee, as well as a member of the Nuclear Energy Institute Digital I&C Working Group. Fisher is also a certified Project Management Professional and a licensed Professional Engineer in North Carolina and South Carolina. Karin Feldman, who has served in the role of interim COO since January 6, 2023, will return to her previous position as Vice President, Program Management Office.

About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon- free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Investor Contact Scott Kozak, Director, Investor Relations, NuScale Power skozak@nuscalepower.com (541) 452-7583